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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 22, 2003


                          NEWFIELD EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                      1-12534               72-1133047
(State or Other Jurisdiction    (Commission File Number)   (I.R.S. Employer
    of Incorporation)                                       Identification No.)


                    363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                              HOUSTON, TEXAS 77060
                    (Address of Principal Executive Offices)


                                 (281) 847-6000
              (Registrant's Telephone Number, Including Area Code)

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ITEM 9.  REGULATION FD DISCLOSURE

See the following press release by Newfield Exploration Company providing an operational update and 2003 production guidance.


NEWFIELD PROVIDES OPERATIONAL UPDATE AND 2003 PRODUCTION GUIDANCE

Company adds additional oil and gas hedges for 2003

         HOUSTON - (JANUARY 22, 2003) NEWFIELD EXPLORATION COMPANY (NYSE:NFX) today provided an update on recent operating activities. The Company also announced an expected range of production for 2003 and the addition of new oil and gas hedge positions.

         Since acquiring EEX Corporation in late November 2002, Newfield has increased its U.S. drilling activities. Since mid-December 2002, the Company has been operating about 20 active rigs (11 operated). Today, nine of the rigs are active in the Gulf of Mexico, seven rigs are running in South Texas and Southern Louisiana and the remaining four are active in the Mid-Continent. Newfield expects to drill 40-50 wells along the onshore Gulf Coast, 25-35 wells in the Gulf of Mexico and 40 wells in the Mid-Continent. Following approval by its board of directors in early February, Newfield will announce the amount of its 2003 capital budget.

         Based on current planning, Newfield expects to produce 215-225 billion cubic feet equivalent (Bcfe) in 2003. This compares to 2002 estimated production of approximately 183 Bcfe. Newfield recently divested its interest in nine fields in the Gulf of Mexico. Production associated with these fields in 2003 would have been approximately 1.6 Bcfe.

         Significant recent drilling results by area are detailed below:

THE GULF OF MEXICO:
-------------------

         South Timbalier 193 A-4 - Newfield recently drilled a successful well at ST 193. The A-4 well was drilled to approximately 13,000' and found nearly 90' of net gas pay. The well was completed and placed on-line at a current rate of about 9 MMcf/d and 3 BCPD. Newfield is the operator and has a 70% working interest.

         Ship Shoal 94 #1 - The SS 94 #1 well found about 180' of net gas pay in three zones. This outside operated well is expected to be on-line later this year. Newfield owns a 40% working interest in the well.

         South Pass 11 #191 - The Mesa Verde Prospect was drilled to a total depth of 13,500' and encountered 53' of net gas pay. The well tested at 7 MMcf/d of gas and 550 BCPD and is on-line. Newfield has a 33% working interest in this outside operated well.

         Main Pass 138 A-5 ST 2 - The MP 138 A-5 sidetrack well found 88' of net pay. The well is on-line at a current rate of 4 MMcf/d and 100 BCPD. Production is expected to increase with the addition of pipeline capacity. Newfield is the operator and has a 90% working interest.

         East Cameron 151 A-1 ST - The EC 151 A-1 sidetrack well found a new reservoir with 43' of net gas pay. The well was drilled and will be completed for a total estimated cost of $2.2

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million. First production of approximately 7.5 MMcf/d is expected late in the first quarter. Newfield has an 88% working interest in the well.

         Brazos 504 - The BA 504 #1 well found 68' of net gas pay in four sands. Newfield is the operator and has a 100% working interest.

GULF COAST:
-----------

         Vaquillas Ranch - Located in Webb County, Texas, the Alley #16 was a successful development well, finding about 75' of net gas pay. The well is currently being completed and first production is expected late in the first quarter. This is the first Lobo Trend well drilled by Newfield. Newfield operates the well and has a 100% working interest. At least three additional wells are planned in the Vaquillas Ranch Field in 2003.

         Dinn Ranch - Successful development drilling continues in the Dinn Ranch Field, located in Duval County, Texas. Two recent successes were drilled and are in various stages of completion - the Buck Hamilton #8 (NFX WI 35%) and the Lopez Mineral Trust #3 (NFX WI 50%). Both wells are expected to be on-line in the first quarter. Field production facilities have recently been expanded and gross production is approximately 90 MMcfe/d (gross).

         Val Verde Basin - Newfield recently drilled two successful wells in the Val Verde Basin of southwest Texas. Located in the Vinegarone East Field, the Newby Gas Unit 2-2 well discovered gas pay in two zones. Newfield is the operator and has a 100% working interest. The Leonard 4203 development well, located in the Langtry Field, was successful. Newfield owns a 50% working interest in this outside operated well. First production from both wells is expected in the first quarter. Newfield expects to drill 8-12 development wells and 2-3 exploratory wells in the Val Verde Basin in 2003.

MID-CONTINENT:
--------------

         Grand Area - One of the Mid-Continent's most significant areas of activity is the Grand Prospect, located in Ellis County, Oklahoma. Newfield has drilled 11 wells in the prospect area. The Company has an average working interest of about 70% in this area and plans to drill around 10 wells in the area in 2003.

         Northeast Hoover - The Northeast Hoover field, located in Gray County, Texas, is currently producing 5 MMcfe/d, with about two-thirds of this production added in 2002. Newfield has a 100% working interest in this field and expects to drill about four additional wells in 2003.

HEDGING UPDATE:
---------------

         Newfield has been adding significant hedges on its 2003 and 2004 expected production. Since the Company's last hedging update on December 20, 2002, it has hedged an additional 21,700 MMMBtus of expected February - October 2003 natural gas production at no upfront cost. For the period February - March 2003, Newfield hedged 1,500 MMMBtus of production with collars having floors of $4.50 per MMBtu and ceilings of more than $6 per MMBtu. For April - October 2003, the Company hedged 16,100 MMMBtus of production with collars having a weighted average floor price of $4.41 per MMBtu and a weighted average ceiling price of


                                       2

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$5.25 per MMBtu and hedged 4,100 MMMBtus of production with swaps at a weighted average price of $4.79 per MMBtu.

         Since December 20, 2002, Newfield has hedged an additional 810,000 barrels of 2003 and 2004 crude oil production at no upfront costs with collars having floors at $22 per barrel and ceilings between $26 and $28 per barrel.

         For complete details on Newfield's hedge position, please see the @NFX publication on the Company's website, located at www.newfld.com.

         Newfield Exploration is an independent crude oil and natural gas exploration and production company. The Company has a solid asset base of producing properties and exploration and development drilling opportunities in the Gulf of Mexico, along the U.S. Onshore Gulf Coast, in the Anadarko and Permian Basins, offshore Australia and in China's Bohai Bay. Newfield balances its drilling program with acquisitions in select areas in the U.S. and overseas.

         * CERTAIN OF THE STATEMENTS SET FORTH IN THIS RELEASE REGARDING ESTIMATED OR ANTICIPATED 2003 RESULTS, DRILLING AND OPERATING PLANS AND ESTIMATED OR ANTICIPATED PRODUCTION VOLUMES ARE FORWARD-LOOKING AND BASED UPON ASSUMPTIONS AND ANTICIPATED RESULTS THAT ARE SUBJECT TO NUMEROUS UNCERTAINTIES. ACTUAL RESULTS MAY VARY SIGNIFICANTLY FROM THOSE ANTICIPATED DUE TO MANY FACTORS, INCLUDING DRILLING RESULTS, OIL AND GAS PRICES, INDUSTRY CONDITIONS, THE PRICES OF GOODS AND SERVICES, THE AVAILABILITY OF DRILLING RIGS AND OTHER SUPPORT SERVICES AND THE AVAILABILITY OF CAPITAL RESOURCES, LABOR CONDITIONS AND OTHER FACTORS SET FORTH IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001. IN ADDITION, THE DRILLING OF OIL AND GAS WELLS AND THE PRODUCTION OF HYDROCARBONS ARE SUBJECT TO GOVERNMENTAL REGULATIONS AND OPERATING RISKS.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NEWFIELD EXPLORATION COMPANY



Date:  January 23, 2003         By:  /s/ BRIAN L. RICKMERS
                                     --------------------------------
                                     Brian L. Rickmers
                                     Controller


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